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                                                                   EXHIBIT 10.26

                             STOCK OPTION AGREEMENT

         This Stock Option Agreement ("Agreement") is made and entered into as of the 9th day of September, 1996, by and between Bikers Dream, Inc., a California corporation ("Company") and Rowland W. Day, II ("Optionee").

                                R E C I T A L S

         A. Company is in the business of developing and operating Bikers Dream Superstores in the United States.

         B. Optionee has been appointed co-Chief Executive Officer of the Company.

         C. Pursuant to the employment agreement between Optionee and Company, Company has agreed to grant Optionee an irrevocable option to purchase 200,000 shares (the "Shares") of Company common stock ("Common Stock") , subject to the terms of this Agreement.

         In consideration of the terms and conditions set forth in this Agreement, Company and Optionee hereby agree as follows:

         1. Grant of Option. Company hereby grants to Optionee the irrevocable right and option (the "Option") to purchase 200,000 shares of the Company's common stock (the "Option Shares"), at a price (the "Option Price") of $1.05 per share, on the terms set forth in this Agreement.

         2.      Exercise of Option.

                 (a) The Option may be exercised at any time between the date hereof and September 8, 1998. The Option shall be exercised by giving notice in writing by personal service or prepaid United States registered mail to the Company at its principal executive office. The notice shall state Optionee's election to exercise the Option and the number of Option Shares with respect to which the Option is being exercised. The Option shall be exercisable, at the election of the Optionee, either in full or from time to time in part and, in the event that the Option is partially exercised, a new Option Agreement evidencing the remaining portion of the Option shall be executed by both parties hereto.

                 (b) Payment of the aggregate Option Price shall be made in cash or by check. At the option of the Optionee, in lieu of payment of the Option Price for Shares, the Optionee may request in writing that the Company issue to it the number of Shares issuable as determined in accordance with the following formula:

         NS =    OS - [(OP/CMP) x OS]
         NS =    "net" Shares
         OS =    No. of Shares issuable upon exercises of the options.
         OP =    Option Price
         CMP=    Current Market Price as defined in Section 2(c) hereof.


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         Upon such surrender of this Agreement and payment for the Shares or written request that the Company issue the "net" Shares in accordance with the foregoing formula, the Company shall issue or cause to be issued and deliver or cause to be delivered, within 30 days, to the Optionee a certificate or certificates for the number of full Shares or "net" Shares as the case may be in respect of which the Option is being exercised, together with cash, as provided in Section 2(c) hereof, in respect of any fractional Share otherwise issuable upon such exercise.

                 (c) The Company shall not be required to issue fractional Shares on the exercise of the Option. If any fraction of a Share would, except for the provisions of Section 2(c), be issuable on the exercise of the Option, the Company shall pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in the NASDAQ National Market System nor on any national securities exchange, the average per share closing bid prices of the Common Stock for the fifteen (15) consecutive trading days immediately preceding the date in question, as reported by NASDAQ or (ii) if the Common Stock is traded in the NASDAQ National Market System or on a national securities exchange, the average for the fifteen (15) consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in the NASDAQ National Market System or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by NASDAQ, the average referred to in said clause shall be as reported in the OTC Bulletin Board, the "pink sheets" published by National Quotation Bureau, Incorporated or any other comparable quotation medium. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case, in the NASDAQ National Market System or on the national securities exchange on which the Common Stock is then listed.

         3.      Registration Rights.

                 The Company agrees to register the resale of the Option Shares at its own expense pursuant to the next registration statement to be filed by the Company with the Securities and Exchange Commission, such registration statement to be effective at least for the period from the date thereof to the end of the applicable Rule 144 restricted period.

         4. Closing. Delivery of a certificate for the number of Option Shares as to which the Option is being exercised and payment of the purchase price therefore pursuant to Section 2(b) will take place at the Company's principal executive office, within 48 hours after receipt by Company of notice of Optionee's exercise of the Option (the "Closing Date").

         5. Representations and Warranties of Company. Company represents and warrants as follows:

                 (a) The execution, delivery and performance by Company of this Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by Company.





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                 (b)      Company shall at all times reserve and keep available
a number of its authorized but unissued shares of common stock that will be sufficient to permit the exercise in full of the Option.

                 (c) The Option Shares to be issued upon the exercise of the Option and payment therefor, have been duly authorized and, when issued and paid for, will be validly issued, fully paid and nonassessable.

         6. Investment Representations of Optionee. Optionee represents, acknowledges and agrees as follows:

                 (a) Optionee is acquiring the Option and any Option Shares acquired upon exercise of the Option for Optionee's own account and not with a view to, or for sale in connection with, any distribution thereof.

                 (b) The Option Shares shall not be sold or transferred until either (i) they first shall have been registered under the Securities Act of 1933, or (ii) Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act of 1933.

                 (c) The certificates evidencing the Option Shares issued upon exercise of the Option will bear the following restrictive legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         7. Privileges of Stock Ownership. Neither Optionee nor any transferee of Optionee shall have any of the rights or privileges of a stockholder of Company with respect to any Option Shares issuable upon the exercise of the Option until certificates representing such Option Shares shall have been issued and delivered.

         8. Adjustment to Number and Purchase Price of Option Shares. If the outstanding shares of the Company's common stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which this Option may





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thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of the Option, but with a corresponding adjustment in the exercise price per share. No fractional share of stock shall be issued under this Option or in connection with any such adjustment. Such adjustments shall be made by the independent certified public accountants regularly retained by Company whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         Upon the dissolution or liquidation of Company, or upon a reorganization, merger or consolidation of Company as a result of which the outstanding shares of common stock are changed into or exchanged for property (including cash), rights or securities not of Company's issue, or any combination thereof, or upon a sale of substantially all the property of Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of Company then outstanding by, another corporation or person, this Option shall terminate, unless provision be made in writing in connection with such transaction for the assumption of this Option, or the substitution for this Option of an option covering the stock of a successor corporation, or a parent or a subsidiary thereof, with appropriate adjustments in accordance with the provisions hereinabove in this Section as to the number and kind of shares optioned and their exercise prices, in which event this Option shall continue in the manner and under the terms so provided.

         If this Option shall terminate pursuant to the next preceding paragraph, Optionee or other person then entitled to exercise this Option shall have the right, at such time prior to the consummation of the transaction causing such termination as Optionee shall designate, to exercise the unexercised portion of this Option, including the portions thereof which would, but for this Section, not yet be exercisable.

         9. Default and Remedies. Optionee agrees that any failure by Optionee to faithfully perform any of its obligations under the Operating Agreement or any other agreement between the parties shall constitute a default under this Agreement. Upon the occurrence of an event of default hereunder, Company shall have all of the rights and remedies accorded to it under the laws of the State of California and any other applicable jurisdiction, all of which rights and remedies shall, to the full extent permitted by law, be cumulative. Without limiting the generality of the foregoing, upon the occurrence of a default hereunder, Company shall be entitled to immediately cancel any stock options, Option Shares or other securities granted or issued to Optionee hereunder.

         10. Binding Effect. This Agreement will be binding upon the parties, their heirs, legal representatives, successors, and assigns.

         11. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties. Any attempt by either party to modify or amend this Agreement orally will be void in all respects.





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         12.     Non-waiver.  No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, will constitute a waiver of that or any other right, unless otherwise expressly provided herein.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         15. Arbitration. All disputes and controversies arising under or relating to this Agreement, including allegations of fraud and misrepresentation, will be resolved by arbitration in Santa Ana, California, in accordance with the rules and regulations of the American Arbitration Association. The decision of the arbitrator will be final and binding on the parties and may be filed as a judgment in any court of competent jurisdiction. Each party will pay one-half of the arbitrator's fees and expenses.

         16. Survival. All representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the execution and delivery hereof.

         17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail; such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

         If to Company:           Bikers Dream, Inc.
                                  1420 Village Way
                                  Santa Ana, California 92705
                                  Attn:  Rowland W. Day, II

         If to Optionee:          Rowland W. Day, II
                                  3070 Bristol Street, Suite 650
                                  Costa Mesa, California 92626

         Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.





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         18.     Assignment.  The Option may not be assigned by Optionee
without the prior written consent of Company.

         IN WITNESS WHEREOF, the parties have signed this Agreement on the day, month and year first written above.


                                       BIKERS DREAM, INC.


                                       By:  /s/  DONALD J. DUFFY
                                          ------------------------------

                                       Its:  CO-CEO
                                           -----------------------------



                                       OPTIONEE


                                       /s/  ROWLAND W. DAY, II
                                       ---------------------------------
                                       ROWLAND W. DAY, II





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